Monopar Therapeutics Expands Leadership Team with Appointment of Andrew Cittadine as Chief Operating Officer

WILMETTE, Ill., June 1, 2021 – Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients, today announced the appointment of Andrew Cittadine, MBA, as Chief Operating Officer. In this role, Mr. Cittadine will provide leadership and oversight of Monopar’s global operations and business and development strategy.

Mr. Cittadine is an experienced healthcare executive and serial entrepreneur with a successful track record of identifying, founding, and building healthcare businesses from concept to commercialization to acquisition by Fortune Global 1000 firms. These include founding two successful diagnostic imaging companies, Sensant Corp. and American Biooptics, and leading both through acquisitions, by Siemens and Olympus, respectively. His leadership experience also includes acting as startup CEO of a critical care company, SonarMed, which was acquired by Medtronic. He has managed manufacturing and quality systems implementation, execution of multi-center clinical trials, and regulatory clearances for new technologies in Europe and the US. Mr. Cittadine received his BA, BS, and MS from Stanford and an MBA from Northwestern’s Kellogg School of Management.

“We are very pleased to welcome Andrew. He is a proven healthcare leader and a strong addition to our executive team,” said Chandler Robinson, MD, Chief Executive Officer of Monopar.

“This is an exciting time at Monopar. They have a well-balanced and promising portfolio of earlier and later stage drug candidates. I’m honored to join this talented and committed team in developing these potentially life-changing treatments for cancer patients,” said Mr. Cittadine.

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients. Monopar's pipeline consists of Validive for the prevention of chemoradiotherapy-induced severe oral mucositis in oropharyngeal cancer patients; camsirubicin for the treatment of advanced soft tissue sarcoma; and a late-stage preclinical antibody, MNPR-101, for advanced cancers and severe COVID-19. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include the statement concerning the team developing potentially life-changing treatments for cancer patients. The forward-looking statements involve risks and uncertainties including, but not limited to the requirement for additional capital to complete preclinical and clinical development of Monopar’s pipeline and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.

Investor Relations
Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com

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